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                                                                   Exhibit 10.24

[LOGO]

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                                                              Enodis Corporation
                   2227 Welbilt Boulevard o New Port Richey, Florida 34655 o USA
                          Tel: 727-375-7010 o Fax: 727-375-0894 o www.enodis.com


June 10, 2002

Mr. W. D. Wrench
16 Coates Hill Court
Bolton, Ontario
CANADA
L7E 5R7

Dear Dave,

This will confirm our recent discussions regarding your appointment as Chief Financial Officer of Enodis plc, effective May 23, 2002 and reporting to me. This letter and the letter and agreement dated as of June 10, 2002 will replace our letter and agreement dated March 30, 2001.

Your base salary will be $270,000 US per annum effective May 23, 2002, plus a target annual bonus of 84% of base salary, up to a maximum bonus opportunity of 140% of base salary. For fiscal year 2003 and beyond, your bonus will be based on Enodis plc EBITA and cash results (as defined in the Enodis Performance Incentive Plan). For fiscal year 2002, half of your bonus will be based on Enodis plc results, with the other half of your bonus being based 75% on the results of the Global Food Service Equipment Group, and 25% on the Enodis plc results. In addition, (subject to Board approval at the appropriate time) you will be eligible for annual stock option grants having a face value of 100% of your base salary. Your car allowance will remain at $650 US per month ($1,000
Cdn). Your vacation will continue at four weeks annually. You will be expected to maintain your primary office in our Global Operations Support Center in New Port Richey, Florida. We will also make space available for you in the London office. You will be paid out of the Florida office, but you will retain your current Garland executive benefits.

Finally, as previously agreed, we will assist you and cover any costs associated with maintaining your proper immigration status, as well as tax filing in the US.

Dave, I am delighted that you will be assuming this new role, and I look forward to working closely with you.

Sincerely,



/s/ Andrew Allner
Andrew Allner
Chief Executive Officer
Enodis plc

                                                                             cc:
                                                                      Bob Eimers
                                                                  Dave McCulloch